Exhibit 99.1

Kyverna Therapeutics Names Greg Martini as Chief Financial Officer

Veteran biopharma leader joins to help lead Kyverna’s next phase of commercial growth

EMERYVILLE, Calif., May 18, 2026 -- Kyverna Therapeutics, Inc. (Nasdaq: KYTX), a late-stage clinical biopharmaceutical company developing cell therapies for patients with autoimmune diseases, today announced the appointment of Greg Martini as Chief Financial Officer (CFO), effective May 18, 2026. Mr. Martini succeeds Dr. Marc Grasso who will be consulting for the Company to ensure a seamless transition.

With this appointment, Mr. Martini will lead Kyverna’s financial strategy and operations, including corporate finance, capital allocation, and investor relations, as the Company advances miv-cel (mivocabtagene autoleucel, KYV-101) toward a potential first approval in stiff person syndrome and prepares for its transition to a commercial-stage organization.

“We are pleased to welcome Greg to Kyverna at this pivotal time for the Company,” said Warner Biddle, Chief Executive Officer of Kyverna. “As we enter our next phase of growth and advance into commercialization, Greg’s deep expertise in financial strategy and commercial-stage growth, combined with his proven track record of financial leadership and disciplined execution, will be invaluable. With miv-cel advancing toward potential approval and launch, Greg’s leadership will be central to positioning Kyverna for long-term value creation. I also want to thank Marc for his many contributions during his tenure here and wish him well on his next endeavor.”

Mr. Martini joins Kyverna from Ironwood Pharmaceuticals, a biotechnology company commercializing therapies for patients with gastrointestinal and rare diseases, where he most recently served as Senior Vice President and CFO. In this position, he led capital allocation, treasury, and investor relations, supporting the commercial expansion of LINZESS® (linaclotide) and positive EBITDA and cash flow growth while driving significant operational savings. Previously, as Vice President of Strategic Finance and Investor Relations at Ironwood, he served as a key company spokesperson to the investment community and redefined Ironwood's equity story following its $1.1 billion acquisition of VectivBio. Earlier in his career, Mr. Martini held finance and corporate development roles at Thermo Fisher Scientific, completing several acquisitions and divestitures, and also held positions at Ernst & Young and Raytheon Technologies. Mr. Martini holds a B.S. in Finance, summa cum laude, from Bentley University.

“Kyverna sits at one of the most promising frontiers in medicine, bringing CAR T-cell therapy to patients with autoimmune diseases,” said Mr. Martini. “The progress made with miv-cel across stiff person syndrome and generalized myasthenia gravis has been impressive, with compelling data that supports the potential for the company to create a leading, multi-indication neuroimmunology franchise. I look forward to partnering with Warner and the broader team to help advance miv-cel toward potential approval, shape Kyverna’s financial strategy through this pivotal stretch, and support what I believe is a meaningful near-term trajectory for the company.”

Inducement Grant

In connection with the appointment of Mr. Martini as Kyverna's Chief Financial Officer, on his start date, May 18, 2026, Kyverna will grant Mr. Martini an option to purchase 325,000 shares of its common stock (Option). The Option will be granted pursuant to the Kyverna Therapeutics, Inc. Amended and Restated 2024 Inducement Equity Incentive Plan and will be granted as an inducement material to Mr. Martini’s employment with Kyverna in accordance with Nasdaq Listing Rule 5635(c)(4). The exercise price of the Option will be the closing price of Kyverna's

Exhibit 99.1

common stock on the date of grant. The Option will vest over four years, with 25% of the total number of shares subject to the Option vesting on the one-year anniversary of Mr. Martini’s appointment and 1/48th of the total number of shares subject to the Option vesting monthly thereafter, subject in each case to Mr. Martini’s continued service to Kyverna on each vesting date. Kyverna is providing this information in accordance with Nasdaq Listing Rule 5635(c)(4).

About miv-cel (mivocabtagene autoleucel, KYV-101)

Miv-cel is a fully human, autologous, CD19-targeting CAR T-cell therapy with CD28 co-stimulation, designed for potency and tolerability, which is under investigation for B-cell-driven autoimmune diseases. With a single administration, miv-cel has potential to achieve deep B-cell depletion and immune system reset to deliver durable drug-free, disease-free remission in autoimmune diseases.

About Kyverna Therapeutics

Kyverna Therapeutics, Inc. (Nasdaq: KYTX) is a late-stage clinical biopharmaceutical company focused on liberating autoimmune patients through the curative potential of cell therapy. Kyverna’s lead autologous CD19-targeting CAR T-cell therapy candidate, miv-cel (mivocabtagene autoleucel, KYV-101), has demonstrated the potential to fundamentally change the treatment paradigm across multiple B-cell-driven autoimmune diseases. Kyverna is advancing its potentially first-in-class neuroimmunology franchise with its recently completed registrational trial in stiff person syndrome and an ongoing registrational trial for generalized myasthenia gravis. The Company is also harnessing other KYSA trials and investigator-initiated trials, including in multiple sclerosis and rheumatoid arthritis, to inform the next priority indications. Additionally, its next generation pipeline includes CAR T-cell therapies deploying novel innovations to improve patient access and experience. For more information, please visit https://kyvernatx.com.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” The words, without limitation, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these or similar identifying words. Forward-looking statements in this press release include, without limitation, those related to: Kyverna’s next phase of growth, including its potential transition to a commercial-stage company and any potential approval of miv-cel; miv-cel’s potential to fundamentally change the treatment paradigm across multiple B-cell-driven autoimmune diseases, to achieve deep B-cell depletion and immune system reset to deliver durable drug-free, disease-free remission in autoimmune diseases and to be the first treatment approved for patients with stiff person syndrome; Kyverna’s position at one of the most promising frontiers in medicine; Kyverna’s potential to create a leading, multi-indication neuroimmunology franchise; Kyverna’s pipeline opportunities; and Kyverna’s potentially first-in-class neuroimmunology franchise. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: uncertainties related to market conditions, the possibility that results from prior clinical trials, named-patient access activities and preclinical studies may not necessarily be predictive of future results; the possibility that the past track records of Kyverna and its personnel may not be repeated or indicative of future success; and other factors discussed in the “Risk Factors” section of Kyverna’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q that Kyverna has filed or may subsequently file with the U.S. Securities and Exchange Commission. Any forward-looking statements contained in this

Exhibit 99.1

press release are based on the current expectations of Kyverna’s management team and speak only as of the date hereof, and Kyverna specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:

Investors: InvestorRelations@kyvernatx.com

Media: media@kyvernatx.com